                                                                    Exhibit 23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the inclusion in this Registration Statement of CepTor Corporation on Form SB-2,  pre-effective  amendment  #1, File No.  333-129070  of our report dated March 4, 2005,  except for the 6th  paragraph of Note 18 to the  financial statements, as to which the date is April 13, 2005, with respect to our audit of the financial statements of CepTor Corporation, which report appears on page F-2 of the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

/s/ Marcum & Kliegman LLP
New York, New York
November 29, 2005